                   AGREEMENT TO PURCHASE MEMBERSHIP INTERESTS

        THIS PURCHASE AGREEMENT is dated as of June 13, 2001, between POPN Acquisition Corp., a Delaware corporation (the "Purchaser"), Brian Cox, Robert Hisaoka, Richard Patterson, Dick Hickman, Sheila Freeman, and Rick Myerchalk (individually, the "Member" or "Seller", collectively, the "Members" or "Sellers"), and Branax, L.L.C., a Maryland limited liability company (the "Company").

                              W I T N E S S E T H:

       WHEREAS, the interest of each Member in the Company is as follows:

                   MEMBER NAME                       MEMBERSHIP INTEREST (%)
                   -----------                       -----------------------
Brian Cox                                                    40.86%
Robert Hisaoka                                               24.00%
Richard Patterson                                            24.00%
Dick Hickman                                                  4.41%
Sheila Freeman                                                4.41%
Rick Myerchalk                                                2.32%

        WHEREAS, the Sellers wish to sell One Hundred Percent (100%) of the membership interests (the "Membership Interests") of the Company, held in the Member's names and percentages listed above; and

        WHEREAS, Purchaser wishes to purchase One Hundred Percent (100%) of the Membership Interests from the Company in exchange for $350,000 cash, subject to the terms and conditions contained in this Agreement.

        WHEREAS, Purchaser is endeavoring to sell its Convertible Debentures to raise the funds to purchase the Membership Interests

                            N O W    T H E R E F O R E,

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed and covenanted by the Purchaser, for itself as an entity, its successors and assigns, the Members, each for himself or herself, his or her heirs, assigns, and personal representatives, and by the Company, for itself as an entity, its successors and assigns, that the foregoing recitals are true and correct and further agree as follows:

        1. PURCHASE AND SALE.

        On the Closing (as provided in Section 2, herein), Sellers shall sell, assign, transfer, convey and deliver the Membership Interests to Purchaser, free and clear of any and all liens, claims and encumbrances, and Sellers shall evidence such transaction by delivering to Purchaser certificates for the Membership Interests, duly endorsed to Purchaser, with all applicable transfer taxes paid by Sellers. In consideration of the conveyance of the Membership Interests to Purchaser, at the Closing Purchaser shall pay to the Members, the aggregate sum of $350,000 00 pursuant to the terms provided in Section 2, herein (the "Purchase Price").

        The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to it obtaining financing from the sale of its Convertible Debentures.

        2. CLOSING AND CLOSING AGREEMENTS.

            2.1 The Closing (the "Closing") of the purchase and sale of the Membership Interests shall be held on or before June 29, 2001, (the "Closing Date"), at a specific date, place and time mutually agreed to by the parties, unless the parties mutually agree in writing to extend the date of Closing.

            2.2 At the Closing, the Sellers shall deliver to Purchaser the certificate or certificates representing the Membership Interests, along with an Assignment Separate From Certificate (or an endorsement of the back of each certificate, if agreed upon by the parties) duly endorsed for transfer in order to sell, transfer, convey and assign the Membership Interests upon the payment of all cash sums specified in Section 1 above, and such other duly executed instruments or documents as may be reasonably requested by Purchaser in order to consummate the transactions contemplated by this Agreement.

            2.3 At the Closing, the Purchaser shall deliver to the Sellers

        (i) the sum of $110,000.00. by U.S. Bank check or Wire Transfer, and

        (ii) a Promissory Note (in the form attached hereto as Exhibit "A") obligating the Purchaser to pay the sum of $240,000.00, representing the remaining amount due of the Purchase Price due at Closing in accordance with
Section 1, above, within 60 days of the date of this Agreement, together with interest at the rate of 10% per annum; and

        (iii) such other duly executed instruments or documents as may be reasonably requested by Sellers in order to consummate the transactions contemplated by this Agreement.

            2.4. At or subsequent to the Closing, the parties shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

        3. COMPANY'S REPRESENTATIONS AND WARRANTIES.

        In order to induce Purchaser to enter into this Agreement and purchase the Membership Interests from Sellers, the Company makes the following representations and warranties to Purchaser, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

            3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to carry on its business as now conducted.

            3.2 All action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale, and delivery of the Membership Interests has been taken or will be taken prior to the Closing, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the Company's execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise.

            3.3 The Membership Interests are duly and validly issued and authorized, fully paid and non-assessable. Upon the conveyance of the Membership Interests, the Purchaser will be vested with legal and valid title to the Membership Interests, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind (except as provided herein).

            3.4 The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement will not conflict with, or constitute or result in a breach, default or violation of (i) the Articles of Organization, Regulations or Operating Agreement of the Company; (ii) any law. ordinance, regulation or rule applicable to the Company; (iii) any order, judgment, injunction or other decree by which the Company is bound; or (iv) any written or oral contract, agreement, or commitment to which the Company is a party; nor will such execution, delivery and performance result in the creation of any lien or encumbrance upon the Membership Interests.

            3.5 The Company has delivered to Purchaser (i) the unaudited balance sheet of the Company as of December 31, 2000, (ii) the unaudited operating statement of the Company for the fiscal year ended December 31, 2000, and (iii) certain draft unaudited financial statements for the 3 month period ended at March 31, 2001 (collectively, the "Company Financial Statements"). The Company Financial Statements have been and will be prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

            3.6 The Company has duly filed all material Tax Returns (as defined below), and all returns and reports of all other governmental units having jurisdiction with respect to Taxes (as defined below) imposed on it or on its operations, all such Tax Returns were complete and accurate when filed, and all Taxes payable by the Company have been paid to the extent that such Taxes have become due (whether or not shown on any tax return). All Taxes payable by the Company for all periods through March 31, 2001, have been accrued or paid in full. As used herein (i) the term "Tax" shall include any tax or similar governmental charge, assessment, impost, or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipt taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes) together with any related penalties, fines, additions to tax, or interest imposed by the United States or any state, county, local or foreign government, or subdivision or agency of any government; and (ii) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax to be filed with any governmental authority relating to any Tax.

            3.7 The Company represents and warrants that, except as otherwise provided under this Agreement, and the Company's Operating Agreement, the resale, in full or part, of the Membership Interests purchased by the Purchaser shall not be subject to any limitation; therefore, should any limitation whatsoever to the resale of the Membership Interests by the Purchaser apply, the Company shall assure the Purchaser that the proposed resale is authorized and permitted in compliance with all the relevant provisions of any applicable federal or state securities law.

            3.8 No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants, or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4. SELLERS' REPRESENTATIONS AND WARRANTIES.

        In order to induce Purchaser to enter into this Agreement and purchase the Membership Interests, the Sellers make the following representations and warranties to Purchaser, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

            4.1 The Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Sellers and the consummation of the transactions contemplated hereby have been duly and validly authorized, and this

Agreement constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise.

            4.2 The Sellers are the only legal, record and beneficial owner of the Membership Interests. The Membership Interests are free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind. Upon the conveyance of the Membership Interests, the Purchaser will be vested with legal and valid title to the Membership Interests, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind.

            4.3 There is no outstanding right, agreement, power of attorney, commitment or understanding of any nature whatsoever, that (i) calls for the issuance, sale, pledge or other disposition of the Membership Interests, (ii) obligates the Sellers to enter into any of the foregoing, or (iii) relates to the voting or control of such Membership Interests.

            4.4 The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement will not conflict with, or constitute or result in a breach, default or violation of (i) the Articles of Organization, Regulations or Operating Agreement of the Company; (iv) any law, ordinance, regulation or rule applicable to the Sellers or the Company; (iii) any order, judgment, injunction or other decree by which the Sellers or the Company are bound; or (iv) any written or oral contract, agreement, or commitment to which the Sellers or the Company are a party; nor will such execution, delivery and performance result in the creation of any lien or encumbrance upon the Membership Interests.

            4.5 The representations and warranties contained in this Section do not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading.

        5. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

        In order to induce the Sellers to enter into this Agreement and sell the Membership Interests, Purchaser makes the following representations and warranties to the Sellers and the Company, which representations and warranties shall be true and correct as of the Closing Date as well as the date hereof:

            5.1 Purchaser has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the full legal right and power and all authority and approval required
(a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of the Purchaser in connection with the purchase of the Membership Interests, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Membership Interests. Purchaser represents that the signature of the party signing this Agreement on behalf of the Purchaser is binding upon the Purchaser. Neither the Purchaser's execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby requires the approval or consent of any third party.

            5.2 This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

            5.3 The Purchaser has been furnished with and has carefully read this Agreement and is familiar with and understands the terms thereof. In evaluating the suitability of an interest in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) from the Company (or any agent or representative of the Company), other than as set forth in this Agreement. With respect to individual tax and other economic considerations involved in this investment, the Purchaser is not relying on this Agreement or the Company (or any agent or representative of the Company). The Purchaser has carefully considered and has discussed with the Purchaser's professional legal, tax, accounting and financial advisers the suitability of an purchase of the Membership Interests for the Purchaser's particular tax and financial situation and has determined that the Membership Interests being purchased by the Purchaser are a suitable investment for the Purchaser.

            5.4 The Purchaser acknowledges on its behalf that (i) it has had the right to request copies of any documents, records and books pertaining to this investment and (ii) such documents, records and books which it has requested have been made available to the Purchaser (or its agent or representative).

            5.5 The Purchaser (or its agent or representative) has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the subject matter of this Agreement and all such questions have been answered to the full satisfaction of the Purchaser.

            5.6 No representations of any kind have been made other than those set forth in this Agreement.

            5.7 The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the purchase of the Membership Interests to evaluate the merits and risks of a purchase of the Membership Interests and to make an informed investment decision with respect thereto.

            5.8 Purchaser represents and warrants that the information set forth herein concerning the Purchaser is complete, true and correct.

        6. CONDITIONS TO SELLERS' OBLIGATIONS.

        The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Sellers may waive:

            6.1 Purchaser shall have compiled in all material respects with all of its agreements contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

            6.2 All action (including notifications and filings) that shall be required to be taken by Purchaser in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable the Sellers to consummate the transactions contemplated hereby shall have been duly obtained.

            6.3 No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

            6.4 The Sellers shall have received from the Purchaser all of the documents and other items required to be delivered at Closing as provided in
Section 2.3 herein.

        7. CONDITIONS TO PURCHASER'S OBLIGATIONS.

        The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as the Purchaser may waive:

            7.1 The Sellers shall have complied in all material respects with all of his agreements and covenants contained herein required to be complied with at or prior to the Closing Date. and all the representations and warranties of the Sellers contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

            7.2 All action (including notifications and filings) that shall be required to be taken by the Sellers in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals. authorizations and exemptions from third parties (if any) that shall be required in order to enable the Sellers to consummate the transactions contemplated hereby shall have been duly obtained.

            7.3 No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

            7.4 Purchaser shall have received from the Sellers all of the documents and items required to be delivered at Closing as provided in Section
2.2 herein.

        8. SURVIVAL AND INDEMNIFICATION.

            8.1 The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

            8.2 From and after the Closing Date, the Sellers and the Company, and the Purchaser, as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto. or in the case of the Sellers or the Company, any claim arising from any action prior to the Closing Date. by the party against whom indemnification is sought (the "Indemnifying Party").

            8.3 The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and. if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

        9. DISCLOSURE AND ACCESS TO INFORMATION.

        The Company, for so long as the Purchaser maintains ownership of any Membership Interests, shall, at the Purchaser's request, fully disclose, give full access to and make available to any inspection all records, member lists and any other document or information related to the Company; the Purchaser shall have the right to make copies of the aforesaid documents and/or to ask for a copy thereof to be delivered to the address set forth in Section 10 below.

        10. NOTICES

        Any notice, request, instruction or other document required by the terms of this Agreement to be given to any Party hereto shall be in writing and shall be given either:

            (a) by facsimile transmission to the facsimile number given below. provided that confirmation of successful receipt thereof by the receiving Party is recorded on the sending Party's transmission confirmation receipt simultaneously with the completion of transmission, to which case notice shall be presumptively deemed to have been given at the date and time displayed on the sending Party's transmission confirmation receipt showing the successful receipt thereof by the receiving Party;

            (b) by a nationally recognized overnight courier service in which the date of delivery is recorded by the courier service. in which case notice shall be presumptively deemed to have been given at the time that records of the courier service indicate the writing was delivered to the receiving Party;

            (c) by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the receiving Party, as the case may be; or

            (d) by the Express Mail service maintained by the United States Postal Service. sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

        Notice shall be sent,

            (i) If to the Purchaser, to:

                          Brian Cox, President
                          POPN Acquisition Corp.
                          4907 Lee Farm Court
                          Ellicott City, Maryland 21043
                          Telephone Number:                   (301) 807-7405

            with a copy (which shall not constitute notice) to:

                          ___________________________., Esq.
                          ___________________________
                          ___________________________
                          Office Telephone Number:             (__) ___ - ____
                          Facsimile Telephone Number:   (__) ___ - ____

            (ii) If to the Sellers, to:

                          c/o Mr. Brian Cox
                          4907 Lee Farm Court
                          Ellicott City, Maryland 21043
                          Telephone Number:                   (301) 807-7405

            with a copy (which shall not constitute notice) to:

                          ___________________________., Esq.
                          ___________________________
                          ___________________________

                          Office Telephone Number:             (__) ___ - ____
                          Facsimile Telephone Number:   (__) ___ - ____

            (iii) If to the Company, to.

                          Brian Cox. President
                          Branax, L.L.C.
                          4907 Lee Farm Court
                          Ellicott City, Plan land 210-13
                          Telephone Number:                   (310) 807-7405

           with a copy (which shall not constitute notice) to-

                          ___________________________., Esq.
                          ___________________________
                          ___________________________
                          Office Telephone Number:             (__) ___ - ____
                          Facsimile Telephone Number:   (__) ___ - ____

or to such other addresses or facsimile numbers as either party hereto may from time to time 21% a notice of (complying as to delivery with the terms of this Section) to the other.

11. ENTIRE AGREEMENT AND BINDING EFFECT.

       This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as expressly provided herein. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings. other than those set forth or referred to herein.

12. Benefits; Binding Effect.

        This Agreement is for the benefit of and binding upon the parties hereto. their respective successors and, where applicable, assigns.

13. WAIVER.

        No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

14. AMENDMENT.

        No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.